SILC HOLDINGS LLC
1485 International Parkway, Suite 1031
Lake Mary, Florida 32751
(855) 485-9032

SUBSCRIPTION AGREEMENT

THE PURCHASE OF NOTES OF SILC HOLDINGS LLC (THE “COMPANY”) INVOLVES RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE LOSS OF THEIR INVESTMENT.

The securities offered hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or blue sky laws and are being offered and sold in reliance on the Regulation A exemption from the registration requirements of the Securities Act and exemptions from state securities or blue sky laws.  Prospective investors are advised to read the Offering Statement on Form 1-A and any amendments to such documents related to this offering (the “Offering Materials”) filed with the Securities and Exchange Commission (“SEC”).

Prospective investors may not treat the contents of the Offering Materials or any of the other materials or any prior or subsequent communications from the Company or any of its officers, employees or agents as investment, legal or tax advice.  Investors must rely on their own examination of the Company and the Notes and the terms of this offering, including the merits and the risks involved.  Each prospective investor should consult the investor’s own counsel, accountant and other professional advisor as to investment, legal, tax and other related matters concerning the investor’s proposed investment.

The Company reserves the right in its sole discretion and for any reason whatsoever to modify, amend and/or withdraw all or a portion of the offering and/or accept or reject in whole or in part any prospective investment in the securities or to allot to any prospective investor less than the amount of securities such investor desires to purchase.
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The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase that number of notes (the “Notes”) of SILC Holdings LLC, a Florida limited liability company (the “Company”), set forth below, upon and subject to the terms and conditions herein and as described in the Company’s Offering Circular dated _____________, 2015 (the “Offering Circular”).

Payment. Payment for the number of the Notes subscribed for shall be made at the time of delivery of the properly executed Subscription Agreement, by check or wire transfer of immediately available funds to the Company at the address set forth below or an account specified by the Company.  There is no minimum aggregate number of Notes which must be sold.  All subscription proceeds are immediately available to the Company for the purposes set forth in the Offering Circular.

Acceptance and Rejection of Subscription.  This subscription shall be deemed to be accepted only when this Agreement has been signed by an authorized officer or agent of the Company.  The deposit of the payment of the purchase price for clearance will not be deemed an acceptance of this Agreement. The Company shall have the right to reject this subscription, in whole or in part and the Company has the right to sell to Subscriber such lesser number of Notes as the Company may, in its sole discretion, deem necessary or desirable.

Subscriber Representations and Warranties. The Subscriber represents and warrants, that representations and warranties are true and complete in all material respects as of the date of this Subscription Agreement that:

•	The Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement;

•
Subscriber understands that the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Subscriber also understands that the Notes are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Subscriber’s representations and warranties contained in this Subscription Agreement;

•
Subscriber represents that it meets the investor requirements eligible to participate in this offering as set forth in Regulation A of the Securities Act and that Subscriber is (i) an “accredited investor” (as defined in Rule 501(a) of Regulation D); or (ii) the Purchase Price (together with any other amounts previously used to purchase Notes in this offering), does not exceed 10% of the greater of the Subscriber’s (a) annual income or net worth, or (if  such Subscriber is an entity) (b) annual revenue or net assets at fiscal year-end;

•
Subscriber represents that to the extent it has any questions with respect to its eligibility to participate in this offering, including its status as an accredited investor, or the application of the investment limits, it has sought and relied upon such professional advice of its own counsel, accountant and other professional advisor as to investment;

•
Subscriber has been provided or made available a copy of the Company’s Offering Circular filed on _____ 2015 and Subscriber has carefully read and understands the Offering Circular. Subscriber acknowledges that no representations or warranties have been made to Subscriber, or to Subscriber’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition; and

•
Subscriber shall provide the Company with information, if necessary, with respect to its status as a noteholder (or potential noteholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject, including, without limitation, the need to determine the accredited status of the Company’s noteholders.

Subscription Information

Name:  (PRINT) as it should appear on the Note (include additional names for joint ownership)
_____________________________________________________________________________
_____________________________________________________________________________

Address:  _____________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________

Phone/Email:  _________________________________________________________________

If Entity:  Contact Name: ________________________________________________________

Notes and Purchase Price.

The number of Notes the undersigned hereby irrevocably subscribes for is: _______________ .

The aggregate Purchase Price (based on a price of $25,000 per Note) for the Notes the undersigned hereby irrevocably subscribes for is:  $_____________________ .

Investment Type (Check One Box Only)

[  ]  Individual
[  ]  Corporation (2)
[  ]  Joint Tenant (1)
[  ]  Limited Liability Company (2)
[  ]  Tenants in Common (1)
[  ]  Partnership (2)
[  ]  UGMA/UTMA
[  ]  Other Type of Entity (indicate):  ________________________

(1) All parties must sign.
(2) Please attach pages of trust/plan document or provide corporate/entity resolution that lists the name of the trust/plan/entity, trustees/officers/authorized signatories, and date.

Please complete, execute and deliver to the Company the Subscription Agreement. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return one copy of the materials to you for your records.

Signature(s) of Subscriber. The Subscriber has executed this Subscription Agreement as of the date indicated below.

Individual Subscriber:

Name of Subscriber: _____________________________________________

Signature: _____________________________________________________

Date: ________________________________________________________

If Joint Ownership, Both Owners Must Sign:

Name of Subscriber: ____________________________________________

Signature: ____________________________________________________

Date: ________________________________________________________

Entity Subscriber:

Name of Subscriber: ___________________________________________

Signature of authorized party: ___________________________________

Print Name: _________________________________________________

Title:_______________________________________________________

Date: ______________________________________________________

ACCEPTANCE OF SUBSCRIPTION

The foregoing Subscription is hereby accepted for and on behalf of SILC Holdings LLC this ___ day of ____________________, 2015.

By: __________________________________
      Name:_____________________________
      Title:  _____________________________